      As filed with the Securities and Exchange Commission on November 29, 1994
                                                   Registration No. 33-56551

================================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                   _______________

                                 AMENDMENT NO. 1 TO
                                      FORM S-4
               Registration Statement Under The Securities Act of 1933
                                   _______________


                            MARSHALL & ILSLEY CORPORATION
                 (Exact name of Registrant as specified in charter)

        Wisconsin                    6022                     39-0968604
(State of Incorporation) (Primary Standard Industrial      (I.R.S. Employer
                              Classification Code No.)     Identification No.)


                               770 North Water Street
                             Milwaukee, Wisconsin 53201
         (Address, including ZIP Code, and telephone number, including area code, of Registrant's principal executive offices)
                                   _______________


                              M.A. HATFIELD, Secretary
              Marshall & Ilsley Corporation, 770 North Water Street,
                             Milwaukee, Wisconsin 53202

                                   (414) 765-7801
            (Name, address, including ZIP Code, and telephone number,
                     including area code, of agent for service)
                                   _______________


                                     Copies to:
    Randall J. Erickson                                   Frank J. Pelisek
   Godfrey & Kahn, S.C.                                   Michael, Best &
                                                             Friedrich
  780 North Water Street                              100 East Wisconsin Avenue
Milwaukee, Wisconsin 53202                           Milwaukee, Wisconsin 53202
      (414) 273-3500                                       (414) 271-6560

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                  Explanatory Note
                                  ----------------

       This Amendment No. 1 to this Registration Statement is being filed to add to this Registration Statement as exhibits certain reports filed by the Bank of Burlington with the Federal Reserve Board pursuant to Section 12(i)(2) of the Securities Exchange Act of 1934, as amended. Since this Amendment No. 1 does not relate to the prospectus, the prospectus and the cross reference sheet have been omitted pursuant to Rule 472(b) under the Securities Act of 1933, as amended.

                                       PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

       Section 180.0851 of the Wisconsin Business Corporation Law (the "WBCL") requires Marshall & Ilsley Corporation ("M&I") to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of M&I unless it is determined that he or she breached or failed to perform a duty owed to M&I and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with M&I or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;
(iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

       Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under M&I's Articles of Incorporation or Bylaws, a written agreement between the director or officer and M&I, or a resolution of the Board of Directors or the shareholders.

       Unless otherwise provided in the articles of incorporation or bylaws, or by written agreement between the director or officer and M&I, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the WBCL: (i) by majority vote of a disinterested quorum of the Board of
Directors: (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee; (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors);
(iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

       Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by M&I, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to M&I written affirmation of his good faith that he has not breached or failed to perform his duties; and written confirmation to repay any amounts advanced if it is determined that indemnification by M&I is not required.

       Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

       As permitted by Section 180.0858, M&I has adopted indemnification provisions in its By-Laws which closely track the statutory indemnification provisions with certain exceptions. In particular, Section 7.1 of M&I's By-Laws, among other items, provides that (i) an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive. M&I has purchased directors' and officers' liability insurance which has coverage limits of $40 million per occurrence and insures M&I's officers and directors against certain liabilities which may arise under the Securities Act of 1933.

Item 21.  Exhibits and Financial Statement Schedules.

a.     Exhibits

Exhibit No.
- -----------
      2 Agreement and Plan of Reorganization dated as of June 15, 1994, as amended and restated, by and between Marshall & Ilsley Corporation and the Bank of Burlington (incorporated by reference to Appendix A to the Prospectus/Proxy Statement included as part of this Registration Statement)

      5      Opinion of Godfrey & Kahn, S.C. regarding legality

      8.1    Opinion of Godfrey & Kahn, S.C. regarding tax matters

      8.2    Opinion of Michael, Best and Friedrich regarding tax matters

     13      Bank of Burlington's Form 10-Q for the period ended September 30,
             1994.

     23.1    Consent of Arthur Andersen LLP

     23.2    Consent of KPMG Peat Marwick LLP

     23.3    Consent of Godfrey & Kahn, S.C. (contained in Exhibits 5 and 8.1)

     23.4    Consent of Michael, Best and Friedrich (contained in Exhibit 8.2)

     23.5    Consent of KPMG Peat Marwick LLP with respect to Exhibit 99.2



     24      Powers of Attorney for the Directors of Marshall & Ilsley
             Corporation



   99.1

      Form of Bank of Burlington Proxy



   99.2    Bank of Burlington's Form 10-K for period ended December 31, 1993

     99.3    Bank of Burlington's Form 10-Q for the period ended March 31,
             1994

     99.4    Bank of Burlington's Form 10-Q for the period ended June 30,
             1994



b.  Financial Statement Schedules

Item 22.  Undertakings.

             (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (2) The undersigned Registrant hereby undertakes as follows: prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

             (3) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions referred to in Item 20 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

             (6) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                     SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 28, 1994.

                                       MARSHALL & ILSLEY CORPORATION
                                               (Registrant)


                                       By:  /s/ J.B. Wigdale
                                           -----------------------------------
                                           J.B. Wigdale, Chairman of the Board

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated:



  /s/ J.B. Wigdale                                  Date: November 28, 1994
- ------------------------------------------
J.B. Wigdale,
Chairman of the Board and a Director
 (Chief Executive Officer)



  /s/ G.H. Gunnlaugsson                             Date: November 28, 1994
- ------------------------------------------
G.H. Gunnlaugsson,
Executive Vice President and a Director
 (Chief Financial Officer)



  /s/ P.R. Justiliano                               Date: November 28, 1994
- ------------------------------------------
P.R. Justiliano
Senior Vice President and Corporate Controller
 (Principal Accounting Officer)

Directors:   Richard A. Abdoo, Oscar C. Boldt, J.P. Bolduc, Wendell F. Bueche,
             J.F. Chait, Glenn A. Francke, G.H. Gunnlaugsson, Burleigh E.
             Jacobs, Jack F. Kellner, James F. Kress, D.J. Kuester, Edward L.
             Meyer, Jr., Don R. O'Hare, San W. Orr, Jr., Peter M. Platten,
             III, J.A. Puelicher, Stuart W. Tisdale, J.B. Wigdale, James O.
             Wright and Gus A. Zuehlke.



  /s/ M.A. Hatfield                                 Date: November 28, 1994
- ------------------------------------------
M.A. Hatfield
As Attorney-in-Fact*

* Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

                                    EXHIBIT INDEX

Exhibit
Number                           Description
- -------
    2       Agreement and Plan of Reorganization dated as of
            June 15, 1994, as amended and restated, by and
            between Marshall & Ilsley Corporation and the Bank
            of Burlington (incorporated by reference to
            Appendix A to the Prospectus/Proxy Statement
            included as part of this Registration Statement).......       *

    5       Opinion of Godfrey & Kahn, S.C. regarding legality.....

   *



    8.1     Opinion of Godfrey & Kahn, S.C. regarding tax matters..

   *



    8.2     Opinion of Michael, Best and Friedrich regarding
            tax matters............................................

   *



   13       Bank of Burlington's Form 10-Q for the period ended
            September 30, 1994.....................................

   *



   23.1     Consent of Arthur Andersen LLP.........................

   *



   23.2     Consent of KPMG Peat Marwick LLP.......................

   *



   23.3     Consent of Godfrey & Kahn, S.C. (contained in
            Exhibits 5 and 8.1)....................................

   *




   23.4     Consent of Michael, Best and Friedrich (contained
            in Exhibit 8.2)........................................

   *





   23.5     Consent of KPMG Peat Marwick LLP with respect to
            Exhibit 99.2...........................................



   24       Powers of Attorney for the Directors of Marshall &
            Ilsley Corporation.....................................

   *





   99.1

     Form of Bank of Burlington Proxy.......................

   *





   99.2     Bank of Burlington's Form 10-K for the period ended
            December 31, 1993......................................       p

   99.3     Bank of Burlington's Form 10-Q for the period ended
            March 31, 1994.........................................       p

   99.4     Bank of Burlington's Form 10-Q for the period ended
            June 30, 1994..........................................       p



- ------------

 *

    Previously filed



 p        Filed in paper format under cover of Form SE.


RJE-M&I Amendment No. 1 to Form S-4
M&I-AMS4.RJE
11/28/94